EMPLOYMENT AGREEMENT

AGREEMENT effective as of January, 2010, by and between Sinocom Pharmaceutical, Inc., a Nevada corporation, (sometimes hereinafter referred to as the "Employer" or the "Company"), and Tuck Wing Pang, hereinafter called the Executive.

WHEREAS, the Employer desires to employ the Executive upon the terms and conditions hereinafter set forth to provide services to a Group Company (as hereinafter defined); and

WHEREAS, Executive desires to accept such employment.

NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants and promises hereinafter set forth, it is agreed as follows:

1. Employment. The Employer hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions hereinafter set forth, to render services for or on behalf of a Group Company. For purposes of this Agreement, the term "Group Company" shall include the Employer, Sinocom Pharmaceutical, Inc., and its subsidiaries, Rolling Rhine Holdings, Ltd., a British Virgin Islands company ("Rolling Rhine"), China Zhongxi Yao Group Limited, a company incorporated under the laws of Hong Kong ("China Zhongxi"), and Anqing Zhongxi Yao, Ltd. a corporation incorporated under the laws of the People's Republic of China ("Anqing Zhongxi").

2. Term. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin on January 18, 2010, and shall continue in effect for a period of 5 years thereafter, unless modified or terminated in accordance with its terms.

3. Compensation. For all services rendered by the Executive under this Agreement, the Employer shall pay the Executive such compensation as may be established from time to time by the Employer's Board of Directors.

4. Duties. During his employment/term of service under this Agreement, the Executive shall:

(a) be based in the Peoples Republic of China ("PRC") and, to the best of his ability and with all reasonable care, perform the duties and exercise the powers and functions (both within the PRC and, when his duties require, anywhere outside the PRC) which from time to time may reasonably be assigned to or vested in him by the Company's

board of directors (the "**Board**") in relation to the Company, other Group Companies and their Subsidiaries;

(b) during working hours devote the whole of his time and attention to his duties;

(c) comply with all reasonable requests, instructions and regulations given or made by the Board (or by anyone authorised by it) and keep it regularly informed and promptly provide such explanations, information and assistance as to his activities or the business of the Company, other Group Companies and their Subsidiaries as the Board may reasonably require;

(d) faithfully and loyally serve the Company to the best of his ability and use his utmost endeavours to promote its interests and those of other Group Companies and their Subsidiaries in all respects;

(e) comply with the rules of any specific regulatory authorities such as the Securities and Exchange Commission and all relevant rules, regulations, policies and procedures of the Group Companies;

(f) not engage in any activities of any nature which may detract from the proper performance of his duties;

(g) not engage or be concerned or interested directly or indirectly in any other trade, business or occupation whatsoever including as director, shareholder (save as the holder of an investment in any securities which do not exceed 3% in nominal value of the issued share capital or stock of any class of any company quoted on a recognised stock exchange), principal, consultant, agent, partner or employee of any other person without first having obtained the prior written consent of the Board; and

(h) not without the prior written consent of the Board directly or indirectly receive or retain any payment or benefit, either in respect of any business transacted (whether or not by him) by or on behalf of the Company, other Group Companies or their Subsidiaries or with a view to any such business being transacted.

The duties of the Executive as a director of the Company, other Group Companies and their Subsidiaries are subject to relevant provisions of the Articles of Incorporation, Articles of Association and other governing documents of such entities in existence from time to time.

5. Company's Powers. During the term of this Agreement the Company shall:

(a) be entitled at any time to appoint another person to act jointly with the Executive in the performance of any of his duties and the exercise of any of his powers and functions;

(b) have the right to require the Executive at any time to carry out such special projects or functions or duties as the Company shall in its absolute discretion determine to be necessary or appropriate; and

(c) be under no obligation to assign to or vest in the Executive any powers, duties or functions or to provide any work for the Executive and may at any time after notice of termination has been given by either party to the other under the terms of this Agreement, suspend the Executive from the performance of any duties or exclude him from any premises of the Company ("**garden leave**") for the whole or any part or parts of the notice period. For the avoidance of doubt, during the period of any suspension or exclusion, the Executive shall remain an employee of the Company, shall continue to receive his salary and benefits under his employment agreement and shall remain bound by all the terms of his employment under the terms of this Agreement (including the undertaking not to engage or be concerned or interested directly or indirectly in any other trade, business or occupation). During the period of any suspension or exclusion the Executive shall not, without the prior written consent of the Board, speak to or otherwise communicate with any director or employee of the Company, other Group Companies or their Subsidiaries or any client, customer or supplier of the Company, other Group Companies or their Subsidiaries save in the ordinary social context.

6. Confidentiality. The Executive shall not during his employment or term of service (save in the proper course of his duties) or at any time after its termination for any reason (except with the prior consent of the Board):

(a) disclose or communicate to any person;

(b) cause unauthorised disclosure of; or

(c) otherwise make use of,

any Confidential Information which he has or may have acquired in the course of his employment or term of service (whether before, on or after the date of his employment/ service agreement) and shall use his best endeavours to prevent the unauthorised disclosure or publication of such information. The obligations on the Executive set out in this clause shall cease to the extent that the relevant Confidential Information comes into the public domain otherwise than through the default or negligence of the Executive.

For purposes of this paragraph 5, the term "**Confidential Information**" includes confidential or secret information relating to the Company, other Group Companies or their Subsidiaries or any of its or their suppliers, agents, distributors or customers, including, without limitation, confidential or secret information relating to the business, technical processes, research or finances of any of the aforesaid (including customer and/or price lists) or relating to the know-how, designs, inventions or improvements or other matters connected with the

products or services manufactured, marketed, provided or obtained by the Company, other Group Companies or their Subsidiaries or any of its or their suppliers, agents, distributors or customers.

7. Non-compete. The Executive shall not, without the prior written consent of the Board, during or for a period of 6 months after the termination of his employment or term of service:

(a) engage or be concerned or interested in any capacity (whether as a director, shareholder, principal, partner, consultant, employee, independent contractor or otherwise) in any business which competes, or will at any time during the 6 months' period after the termination of his employment or term of service compete, with the Business involving, in particular, the sale and distribution of medicine and medical equipment and the purchase and sale of Chinese herbs in the PRC and any other country in which the Company, other Group Companies or their Subsidiaries has carried on the Business; PROVIDED ALWAYS that nothing in this clause shall restrain the Executive from engaging or being interested as aforesaid in any such business concern in so far as his duties or work relate principally to products or services of a kind with which he was not concerned during the Relevant Period;

(b) either on his own behalf or on behalf of any other person and whether directly or indirectly:

(i) solicit or entice or try to solicit or entice business from, or deal with, any person who at any time during the Relevant Period is or was a client or customer of the Company, other Group Companies or their Subsidiaries or was in the habit of dealing under contract with the Company, other Group Companies or their Subsidiaries or to whom the Company, other Group Companies or their Subsidiaries was actively and directly seeking to supply goods and/or services for the purposes of the Business and with whom the Executive has had dealings other than in a minimal and non-material way at any time during the Relevant Period, for the purposes of any business which competes with the Business;

(ii) solicit or entice or try to solicit or entice away from the Company, other Group Companies or their Subsidiaries any employee in an executive or senior managerial or technical capacity and with whom the Executive has had dealings other than in a minimal and non-material way at any time during the Relevant Period; or

(iii) interfere or seek to interfere with the continuance of supplies to the Company, other Group Companies or their Subsidiaries (or the terms relating to such supplies) by any person who supplied goods or services to the Company, other Group Companies or their Subsidiaries at any time during the Relevant Period

and with whom the Executive has had dealings other than in a minimal and non-material way during that period.

The period of time for which the restrictions in this clause apply shall be reduced by any period of time that the Executive is away from work on garden leave (as defined in paragraph 5(c) hereof).

The Executive acknowledges that the provisions of this clause shall constitute severable undertakings given for the benefit of the Company, other Group Companies and their Subsidiaries and may be enforced by the Company on behalf of all or any or them. The Executive further acknowledges and agrees that he shall be obliged to draw the provisions of this clause to the attention of any third party who may at any time before or after the termination of the Executive's employment or term of service offer to employ or engage the Executive and for or with whom the Executive intends to work within the period of 6 months after the termination of his employment.

For purposes of this paragraph 7, the term **"Business"** means the business or businesses of the Company, other Group Companies or any of their Subsidiaries in or with which the Executive has been involved or concerned at any time during the Relevant Period. The term **"Relevant Period"** means the period of 6 months before the date on which the employment of the Executive under his employment or service agreement terminates

8. Termination Without Cause. The Employer may terminate this Agreement without cause at any time upon three (3) months written notice to the Executive. In such event, the Executive, if requested by the Employer, shall continue to render such services as prescribed herein, and shall be paid the regular compensation specified herein up to the date of termination.

9. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail to the last known residence address in the case of the Executive, or to its principal office in the case of the Employer.

10. Binding Agreement. This Agreement shall be binding upon the parties, their distributees, legal representatives, successors and assigns.

11. Governing Law. This Agreement shall be governed by the laws of Hong Kong.

12. Entire Agreement - Amendment. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by all the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement this 18th day of January 2010.

EMPLOYER:

SINOCOM PHARMACEUTICAL, INC.

Xuexiang Ai

EXECUTIVE:

Tuck Wing Pang